Exhibit 10.4

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 29, 2010 by Primoris Services Corporation (“Guarantor”) in favor of RBS ASSET FINANCE, INC. (“Lender”).

Stellaris, LLC (“Borrower”) and Lender have or will enter into a Loan Agreement dated as of December 29, 2010 (as amended, the “Loan Agreement”), a complete and accurate copy of which has been provided to Guarantor by Borrower.

The execution and delivery of this Guaranty is a condition precedent to Lender’s agreement to enter into the Loan Agreement and make one or more Loans thereunder.

Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events arising in connection with the Loan Agreement.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

Section 1.               Definitions.  Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2.               Guaranty of Guaranteed Obligations.  Guarantor hereby unconditionally and irrevocably guarantees the full and timely payment and performance of the following (collectively, the “Guaranteed Obligations”):  (a) all Obligations, whether for principal, interest, fees, expenses or otherwise, (b) all other obligations of Borrower to Lender now or hereafter incurred and (c) any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in enforcing any of its rights under this Guaranty or any Loan Document.

Section 3.               Unconditional; Irrevocability.  (a) This is an absolute, unconditional and continuing guaranty of payment and performance and not of collection of all Guaranteed Obligations, and Guarantor agrees that its obligations under this Guaranty shall be irrevocable.  This Guaranty shall take effect upon execution hereof without the necessity of any acceptance by Lender or of any notice to Guarantor.  The dissolution, insolvency or adjudication of bankruptcy of Guarantor shall not revoke this Guaranty.  No act or thing need occur to establish the liability or obligation of Guarantor hereunder, and no act or thing, except full payment, discharge and performance of all Guaranteed Obligations, shall in any way exonerate Guarantor hereunder or modify, reduce, limit or release the liability of Guarantor hereunder.

(b)           Lender shall not be required first to resort to payment of the Guaranteed Obligations by Borrower or any other Person, or their properties, before enforcing this Guaranty.

(c)           Guarantor further agrees that, if any payment applied by Lender to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such payment, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such payment had never been made.  The provisions of this        Section 3(c) hereof shall survive any termination of this Guaranty.

Section 4.               Continuation and Validity of Guaranteed Obligations. The liability of Guarantor under this Guaranty is absolute and unconditional and shall not be affected or impaired by any of the following acts or things:  (a) the validity, enforceability, discharge, disaffirmance, settlement, termination, rejection or compromise (by any Person, including a trustee in bankruptcy or other similar official) of the Guaranteed Obligations or of any Loan Document, (b) the absence of any attempt to collect the Guaranteed Obligations from Borrower or any other Person, (c) the waiver or consent by Lender with respect to any provision of any instrument or agreement evidencing the Guaranteed Obligations, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Guaranteed Obligations, (d) any change of the time, manner or place of payment or performance, or any amendment of any term of any of the Guaranteed Obligations or any Loan Document, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations or rights of Lender with respect thereto, (f) the failure by Lender to take any steps to perfect and maintain perfected its interest in the Collateral or any security or collateral related to the Guaranteed Obligations, (g) the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, (h) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any other Person liable in respect of any Guaranteed Obligations, (i) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor, (j) any collection, sale, lease or disposition of, or any other enforcement of or realization on, any of the Collateral, (k) any assignment, pledge or other transfer of the Guaranteed Obligations or any evidence thereof, (l) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Guaranteed Obligations, (m) any change in the existing relationship between Guarantor and Borrower, including, without limitation, any sale or other transfer of the stock of Borrower by Guarantor or (n) any legal or equitable discharge or defense of Guarantor.  Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

Section 5.               Representations, Warranties and Covenants.  Guarantor hereby represents and warrants to, and covenants with, Lender as follows:

(a)           Organization, Etc.  Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform this Guaranty.  Guarantor is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this Guaranty unenforceable or would have an adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

(b)           Authorization Valid Agreement.  Guarantor has the power and authority to execute and deliver this Guaranty and to carry out its terms.  The execution, delivery and performance of this Guaranty have been duly authorized by all required corporate or other action on the part of Guarantor, and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)           No Conflicts.  The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene its certificate or articles of incorporation or bylaws, (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

(d)           No Proceedings.  There are no proceedings or investigations pending, or, to the best knowledge of Guarantor, threatened against Guarantor before any governmental authority (i) asserting the invalidity of this Guaranty, (ii) seeking to prevent the consummation of the transactions contemplated by this Guaranty, (iii) seeking any determination or ruling that would adversely affect the performance by Guarantor of its obligations under this Guaranty or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Guaranty or any of the Loan Documents.

(e)           No Consents.  No consent, approval, authorization or order of or declaration, filing or registration with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Guaranty, except such as have been duly made or obtained and are in full force and effect.

(f)            Benefits.  Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from the transaction described in the Loan Documents and any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Guaranteed Obligations and the other obligations guaranteed hereby, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.

(g)           Fundamental Changes.  Guarantor will not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets.

(e)           Solvency.  Guarantor is solvent and will not be rendered insolvent by this Guaranty or the transactions contemplated hereby and, after giving effect to such transactions, Guarantor will not be left with an unreasonably small amount of capital with which to engage in its business, nor does Guarantor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Guarantor is not entering into the transactions contemplated by this Guaranty with any intent to hinder, delay or defraud any of Guarantor’s creditors.

Section 6.               Independent Guaranteed Obligations.  The obligations of Guarantor hereunder are undertaken as primary obligor and independently of, the obligations of Borrower or any other Person, and action or actions may be brought or prosecuted directly against Guarantor whether or not action is brought first or at all against Borrower or any other Person, against any collateral security or any other circumstance whatsoever, and whether or not Borrower or any other Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against Borrower or any other Person or any collateral security or otherwise.

Section 7.               Waivers.  Guarantor waives any and all defenses, claims, setoffs and discharges of Borrower or any other Person pertaining to the Guaranteed Obligations.  Without limiting the generality of the foregoing or any other provision hereof, to the fullest extent permitted by applicable law, Guarantor hereby waives: (a) any defense arising by reason of any invalidity or unenforceability of Borrower’s obligations in respect of any Loan Document, any manner in which Lender has exercised (or not exercised) any rights and remedies under any Loan Document, or any cessation from any cause whatsoever of the liability of Borrower or any other Person; (b) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of any of the Loan Documents; (c) any release of any of the collateral provided under any Loan Document; (d) notice of any indulgences, extensions, consents or waivers given to Borrower or any other Person, notice of the occurrence of any default or event of default under any Loan Document, or other notice of any kind whatsoever; (e) any right or claim of right to cause Lender to proceed against Borrower or any other Person in any particular order, to proceed against or exhaust any collateral security held by Lender at any time or to pursue any other right or remedy whatsoever at any time; (f) any requirement of diligence or promptness on Lender’s part in (i)  making any claim or demand on or commencing suit against Borrower or any other Person or (ii) otherwise enforcing Lender’s rights in respect of any Loan Document; (g) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Guaranteed Obligations, or any setoff available against Lender or any other such person, whether or not on account of a related transaction and (h) any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower or any other circumstance, it being agreed that Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance.

Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.  Guarantor hereby agrees not to, and waives its right to, exercise or pursue, so long as any of the Guaranteed Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from Borrower in respect of payments hereunder.

Section 8.               Significance of Waivers.  Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with Guarantor’s full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower or any other Person, or against the Collateral, and that under the circumstances the waivers are reasonable.

Section 9.               Subordination; Assignment.  Guarantor agrees that any indebtedness of Borrower now or hereafter owed to Guarantor (“Borrower Debt”) is hereby subordinated to the Guaranteed Obligations, and Guarantor hereby assigns such Borrower Debt to Lender as security for the obligations of Guarantor hereunder.   Guarantor will not demand, receive or accept any payment from Borrower in respect of Borrower Debt until all of the Guaranteed Obligations have been indefeasibly paid in full.  In the event that Guarantor shall receive any payment on the Borrower Debt, Guarantor will hold the amount so received in trust for Lender and will forthwith turn over such payment to Lender in the form received (except for the endorsement of Guarantor where necessary) for application on the then existing Guaranteed Obligations (whether due or not due), in such manner of application as Lender may deem appropriate.

In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets or liabilities of Borrower, Guarantor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Borrower Debt and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of Lender where necessary) for application on the then existing Guaranteed Obligations, any and all moneys, dividends or other assets received in any such proceedings on account of the Borrower Debt, unless and until the Guaranteed Obligations have been indefeasibly paid in full.  In the event that Guarantor shall fail to take any such action, Lender, as attorney-in-fact for Guarantor, may take such action on behalf of Guarantor.  Guarantor hereby irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for Guarantor with the right (but not the duty) to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, and to take such other proceedings in Lender’s own name or in the name of Guarantor as Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and Guarantor will execute and deliver to Lender such other and further powers of attorney or instruments as Lender may request in order to accomplish the foregoing.

Section 10.             Reimbursement.  Guarantor shall pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

Section 11.             Loan Document. Guarantor agrees to comply with all the covenants contained in the Loan Agreement and the other Loan Documents that are applicable to it.  This Guaranty is a Loan Document executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.  If Guarantor breaches or fails to perform any of its covenants or agreements contained herein or if any representation or warranty of Guarantor contained herein shall be incorrect when made in any material respect, an event of default shall occur hereunder, which shall constitute an Event of Default under the Loan Agreement.

Section 12.             Cumulative Liability.  The liability of Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of Guarantor as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Guaranteed Obligations or obligation of Borrower, without any limitation as to amount.

Section 13.             Amendments.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed.

Section 14.             Successors and Assigns; Assignments by Lender.  This Guaranty shall be binding upon and shall inure to the benefit of Guarantor and Lender and their respective successors and assigns; provided, however, that Guarantor may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.  Lender may assign, in whole or in part, its rights under this Agreement, including, without limitation, in connection with any assignment, participation and/or securitization.

Section 15.             Entire Agreement.  This Guaranty constitutes the entire agreement between Lender and Guarantor. There are no other understandings, agreements, representations or warranties, written or oral, between Lender and Guarantor with respect to the subject matter of this Guaranty.

Section 16.             Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 17.             Jurisdiction; Jury Trial Waiver; Agent for Service of Process. GUARANTOR AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND.  GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY

OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN GUARANTOR AND LENDER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND LENDER. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE LOAN DOCUMENTS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 18.             Severability. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable.

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IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the date and year first above written.

PRIMORIS SERVICES CORPORATION, as Guarantor

By:	/s/ A. Theeuwes
Name:	A. Theeuwes
Title:	Senior Vice President

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